UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2016

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 26, 2016, Dr. Frederick H. Howdy, a Director of First South Bancorp, Inc. (the “Company”) and First South Bank (the “Bank”), a wholly-owned subsidiary of the Company, submitted notification of his retirement as a Director of the Company and the Bank, to be effective as of September 22, 2016.

Dr. Howdy’s retirement is due to the age limitation requirements set forth in the Bylaws of the Company, and is not due to any disagreement with the Company related to its operations, policies, or practices.

Dr. Howdy was first elected a Director of the Company in 1996 and was first elected a Director of the Bank in 1975, representing approximately 41 years of commitment and service to the Bank. From 1996 through 2000, Dr. Howdy served as Chairman of the Board of Directors of both the Company and the Bank.

(b) On May 26, 2016, Mr. Charles E. Parker, Jr., a Director of the Company and the Bank, submitted notification of his retirement as a Director of the Company and the Bank, to be effective as of June 30, 2016.

Mr. Parker’s retirement is due to the age limitation requirements set forth in the Bylaws of the Company, and is not due to any disagreement with the Company related to its operations, policies, or practices.

Mr. Parker was first elected a Director of the Company in 1996 and was first elected a Director of the Bank in 1971, representing approximately 45 years of commitment and service to the Bank.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 26, 2016, the Board of Directors (Board) of First South Bancorp, Inc., amended Article III, Section 15 of the Company’s Bylaws to reduce the mandatory retirement age for members of the Board from 85 to 80 years of age.

A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. was held on Thursday, May 26, 2016 at 11:00 a.m. eastern time, at the First South Bank Operations Center located at 220 Creekside Drive, Washington, North Carolina.

The stockholders eligible to vote at the Annual Meeting were those of record as of April 4, 2016. A certified list of stockholders eligible to vote at the Annual Meeting indicated there were 9,493,776 votes entitled to be cast at the Annual Meeting, of which 3,164,592 votes represented a quorum. A total of 8,692,084 votes, representing 91.6% of the votes eligible to be cast, were present in person or by proxy at the Annual Meeting, constituting a quorum.

The purpose of the Annual Meeting was for considering and acting upon the following three matters: the election of two directors of the Company to serve three-year terms; to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and a stockholder proposal requesting the Board of Directors to consider taking steps necessary to achieve a sale, merger or other disposition of the Company.

The following is the results of the voting for each the three matters presented:

1.	The election of two directors:

			Broker
Bruce W. Elder	For	Withheld	Non-Vote
Number of votes	6,664,416	1,033,633	994,035

L. Steven Lee
Number of votes	6,721,370	976,679	994,035

2.	The ratification of appointment of Cherry Bekaert LLP as Independent Registered Public Accounting Firm:

	For	Against	Abstain
Number of votes cast	8,124,593	371,519	195,972

3.	A stockholder proposal requesting the Board of Directors to consider taking steps to achieve a sale, merger or other disposition of the Company:

				Broker
	For	Against	Abstain	Non-Vote
Number of votes cast	3,459,500	4,147,828	90,721	994,035

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2	Bylaws of First South Bancorp, Inc., as amended May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: May 27, 2016	By:	/s/ Scott C. McLean
Scott C. McLean
Executive Vice President
Chief Financial Officer